Exhibit 10.4

AMENDMENT #5

The Agreement between the Research Foundation for Mental Hygiene, Inc. and Senetek PLC executed July 21, 1994 is hereby amended for the purpose of extending the license on the three original licensed cell lines.

The end date of this Agreement shall, for cell lines 4G8 and 6E10, be extended from July 20, 2004 to September 30, 2005. The end date of this Agreement shall, for cell line 525, be extended from July 31, 2005 to September 30, 2005. Therefore, on September 30, 2005 the Agreement on the following cell lines shall expire: 4G8, 6E10, 525, 3-39 and 3F4.

MILESTONES

1.	In consideration for the extension of the License to September 30, 2005, Senetek agrees to pay the RFMH a minimum royalty of $*** (US dollars) for the period 7/1/04 to 6/30/05. Any shortfall of the minimum annual royalty will be paid in connection with the royalties for the quarter ended June 30, 2005.

2.	By December 31, 2004, Senetek shall submit a proposal to the RFMH outlining Senetek’s plans for the manufacturing, packaging, promotion and sales of the licensed cell lines through July 10, 2011. Such plan shall be subject to the review and approval of the RFMH. If such plan is approved by RFMH, the Agreement for the cell lines noted above will be extended to July 10, 2011.

IT IS UNDERSTOOD AND AGREED that all other terms and conditions shall remain in full force and effect.

Research Foundation for Mental Hygiene, Inc.		Senetek PLC

By:	/s/ ROBERT E BURKE	By:	/s/ FRANK J MASSINO
	Robert E. Burke, Managing Director		Frank J. Massino, Chairman & CEO

Date: May 10, 2004		Date: May 6, 2004

***	Confidential treatment has been requested